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                                Exhibit 24.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Joint Proxy Statement/Prospectus of The Armstrong County Trust Company and BT Financial Corporation, to be included with the Registration Statement on Form S-4 of BT Financial Corporation, to be filed with the Securities and Exchange Commission, of our report on The Armstrong County Trust Company dated February 16, 1996.

We also consent to the reference to our firm under the caption of "Experts."

/s/ S. R. SNODGRASS

S. R. Snodgrass
Wexford, PA
March 19, 1996